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                                                                     Exhibit 5.1

December 7, 2006
                                                                   Heller Ehrman
PRIVATE & CONFIDENTIAL                      Solicitors and International Lawyers
                                                          ("CHINESE CHARACTERS")

                                                             Main +852.2292.2000
                                                              Fax +852.2292.2200

                                                      Our Ref: 43607.0002 (7120)


China Finance Online Co. Limited
9th Floor, Tower C, Corporate Square
No. 35 Financial Street, Xicheng District
Beijing 100032, China


                        CHINA FINANCE ONLINE CO. LIMITED

Ladies and Gentlemen,

We have acted as counsel to China Finance Online Co. Limited, a Hong Kong corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission of the United States of America (the "Commission") on or about December 8, 2006, for the purpose of registering under the Securities Act of 1933 of the United States of America, as amended (the "Securities Act"), 5,000,000 ordinary shares of HK$0.001 each in the capital of the Company (the "Shares"). The 5,000,000 Shares are issuable under the Company's 2004 Stock Incentive Plan (the "Plan"), following a resolution passed at the annual general meeting of the Company held on August 30, 2006, pursuant to which the number of Shares available for issuance was increased by 5,000,000 Shares.

All references in this opinion to "Hong Kong" shall mean the Hong Kong Special Administrative Region of the People's Republic of China.

1. We have based our opinion upon our review of the following records, documents, instruments and certificates and searches:-

     1.1  a copy of the memorandum and articles of association of the Company;

     1.2 each of the minutes of the meeting of the board of directors held on July 21, 2006 and the minutes of the annual general meeting of the shareholders of the Company held on August 30, 2006, during which, inter alia, the directors were authorized to allot, issue and deal with additional ordinary shares and the increase of the number of Shares available for issuance under the Plan was approved (the "Shareholders' Resolutions");

Partners:  Martin Downey     David Hall-Jones     Simon Luk     Michael P. Phillips     Ing Loong Yang
Registered Foreign Lawyers:  Joseph Cha     Ying Li     Steven Liu     Jonathan Palmer
35th Floor  One Exchange Square  8 Connaught Place  Central, Hong Kong     www.hellerehrman.com
-----------------------------------------------------------------------------------------------------------------------------
Anchorage Beijing HONG KONG Los Angeles Madison, WI New York San Diego San
Francisco Seattle Silicon Valley Singapore Washington, D.C.

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                                                                December 7, 2006
                                                                          Page 2

     1.3 a certificate of a director of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the board of directors and shareholders of the Company relating to the amendment of the Plan and the adoption and approval of the Registration Statement, and (ii) certifying as to certain factual matters;

     1.4  the Registration Statement;

     1.5  the Plan; and

     1.6  searches relating to the Company of:-

          (i) all public information as is maintained by the Registrar of Companies in Hong Kong (date: December 5, 2006; time: 1214 Hours); and

          (ii) computer records on the filing of winding-up petitions maintained by the Official Receiver's Office of Hong Kong (date: December 6,
               2006)

          (collectively, the "Searches").

          We have not conducted any other searches or enquiries (including other writ searches) since such dates of searches or conducted any inspection of the statutory records of the Company. We have assumed that further searches or inspections would not reveal any circumstances which would require an amendment to this opinion.

2.   In giving this opinion, we have assumed:-

     2.1 the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, seals and chops (if any) and the conformity to the originals of all records, documents and instruments submitted to us as certified or otherwise satisfactorily identified copies;

     2.2 that, the Plan has been duly authorized, approved and adopted by the Company and remains in full force and effect;

     2.3 that, all material facts and documents relevant to this opinion have been disclosed to us;

     2.4 that, the information disclosed by the Searches was then complete, accurate, and up-to-date and has not been since then altered or added to and that such Searches did not fail to disclose any information which had been delivered for filing or registration but was not disclosed or did not appear from the information available at the date and time of our Searches;
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                                                                December 7, 2006
                                                                          Page 3

     2.5 that, in connection with the law of any jurisdiction other than Hong Kong, nothing in such law (including but not limited to the Securities
          Act) affects this opinion;

     2.6 that, no options under the Plan have been or will be offered or granted, and no shares in the capital of the Company have been or will be offered or issued, to persons who are not qualifying persons (as defined in the Companies Ordinance (Chapter 32) of the Laws of Hong Kong (the "Companies Ordinance")). An extract of the definition of 'qualifying person' is set forth in paragraph 4 below;

     2.7 that, all the relevant resolutions of the board of directors and the members of the Company have been duly passed and signed and will not be amended, modified or rescinded and will remain in full force and effect;

     2.8 that, the memorandum and articles of association of the Company are complete, accurate and up-to-date and have not been altered or modified; and

     2.9 that, the Company has not passed a winding-up resolution and is fully solvent and, further, that (i) no petition has been presented or order made for its winding-up or dissolution, (ii) no receiver, trustee or similar officer has been appointed in respect of the Company or any of its assets, and (iii) no notice (which could lead to the Company being struck off the Register of Companies) has been received by the Company or published in the Gazette under section 291 of the Companies Ordinance.

     As to any other matters of fact material to the opinions expressed herein, we have made no independent inquiry and have relied solely upon certificates or oral or written statements of officers and other representatives of the Company.

3. Based on and subject to the foregoing and the qualifications referred to below, we are of the opinion that the Shares covered by the Registration Statement and to be issued pursuant to the Plan, as amended, will, when issued against full payment therefor in compliance with the provisions of the memorandum and articles of association of the Company and the Shareholders' Resolutions, be duly authorized and validly issued.

4. Our opinion above is subject to the following qualifications and reservations:-

     Under Part 4 of the Seventeenth Schedule of the Companies Ordinance,

     (a)  "qualifying person", in relation to a company--

          (i)  means--

               (A) a bona fide director, employee, officer, consultant, former director, former employee, former officer or former consultant of the company;
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                                                                December 7, 2006
                                                                          Page 4

               (B) a bona fide dependent of any person mentioned in sub-subparagraph (A);

          (ii) includes the trustees of a trust--

               (A)  established by any one or more of the companies mentioned in section 8(c)(i) and (ii) of Part 1; and

               (B) which can hold shares or debentures on behalf of any person referred to in subparagraph (i);

     (b) "consultant" means a person who, pursuant to a contract for services, renders services to a company ("the relevant company") which are commonly rendered by an employee of--

          (i)  the relevant company; or

          (ii) a company belonging to the class of companies which predominantly carry out the same kind of business as the relevant company;

     (c)  "dependent", in relation to a person, means--

          (i)  the wife, husband, widow or widower of the person; or

          (ii) any child, or stepchild, of the person under the age of 18 years.

5. This opinion is limited to, and given on the basis of, Hong Kong law in force at the date hereof as currently applied in the courts of Hong Kong. We accept no obligation to inform you of any change in such laws or in their interpretation or administration after the date hereof, which may affect the opinions expressed herein. We have made no investigation of, and express no opinion as to, the laws of any jurisdiction other than Hong Kong.

6. Subject to paragraph 7 below, this opinion is addressed to you for your sole benefit in connection with the filing of the Registration Statement and may not, without our prior written consent, (i) be relied upon by any other person for any other purpose, or (ii) be filed with any person or quoted or referred to in any public document and this opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

7. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.




Yours faithfully,


/s/ HELLER EHRMAN

HELLER EHRMAN